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                                 LOAN AGREEMENT

Wachovia Bank, National Association
123 South Broad Street
Philadelphia, Pennsylvania 19109
(Hereinafter referred to as the "Bank")

Bio-imaging Technologies, Inc.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into April 30, 2002, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes dated April 30, 2002 or other notes subject hereto, as modified from time to time (whether one or more, the "Note"), the standby letters of credit issued hereunder (each, a "Letter of Credit" and collectively, the "Letters of Credit") and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

LETTERS OF CREDIT. Bank will issue standby letters of credit, provided, the aggregate amount available to be drawn under all standby Letters of Credit plus the aggregate amount of unreimbursed drawings under all standby Letters of Credit at anyone time does not exceed $300,000.00, and further provided, no standby letter of credit shall expire more than 365 days after the date it is issued. Notwithstanding anything to the contrary contained herein, the aggregate outstanding principal balance of Advances (as defined in the line of credit Promissory Note in the amount of $1,000,000.00, dated April 30, 2002) plus the aggregate amount available to be drawn under all Letters of Credit plus the aggregate amount of unreimbursed drawings under all Letters of Credit the ("Total Outstandings") at any one time shall not exceed the lesser of $1,000,000.00 or the Borrowing Base (as hereinafter defined). In the event that the Total Outstandings at any time exceeds the Borrowing Base, Borrower shall pay to Bank the amount of such excess immediately upon receipt by Borrower of written notice that the Borrowing Base has been exceeded; provided, to the extent that any such payment to Bank is based upon amounts available to be drawn under Letters of Credit, such amounts shall be held by Bank as cash collateral for the obligations of Borrower hereunder and under the other Loan Documents. The Letters of Credit are to be used by Borrower solely to finance working capital. Bank's obligation to issue Letters of Credit shall terminate if Borrower is in default (however denominated) under the Note or the other Loan Documents, or in any case, if not sooner terminated, on May 31, 2003.

LETTER OF CREDIT FEES. Borrower shall pay to Bank, at such times as Bank shall require, Bank's standard fees in connection with Letters of Credit, as in effect from time to time, and with respect to standby Letters of Credit, an additional fee equal to 1.50% per annum on the face amount of each standby Letter of Credit, payable annually, in advance, for so long as such Letter of Credit is outstanding.

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities

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of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101 (32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: ACCESS TO BOOKS AND RECORDS. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. ACCOUNTS RECEIVABLE AGING. Deliver to Bank, from time to time hereafter but not less than monthly within 10 days of the end of each such period, a detailed receivables report including totals, customer names and addresses, a reconciliation statement, and the original date of each invoice. BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. CERTIFICATE OF FULL COMPLIANCE FROM ACCOUNTANT. Deliver to Bank, with the financial statements required herein, a certification by Borrower's independent certified public accountant that Borrower is in full compliance with the Loan Documents. COMPLIANCE WITH OTHER AGREEMENTS. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11

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U.S.C. ss. 101. ESTOPPEL CERTIFICATE.  Furnish,  within 15 days after request by
Bank, a written statement duly acknowledged of the amount due under the Loan and identifying each outstanding Letter of Credit, if any, and whether offsets or defenses exist against the Obligations. INSURANCE. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. NON-DEFAULT CERTIFICATE FROM BORROWER. Deliver to Bank, with the Financial Statements required below, a certificate signed by Borrower, in the form attached hereto as Exhibit A, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Borrower's compliance with the financial covenants contained herein. NOTICE OF DEFAULT AND OTHER NOTICES. (a) NOTICE OF DEFAULT. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) OTHER NOTICES. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. PAYMENT OF DEBTS. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: CHANGE OF CONTROL. Make or suffer a change of ownership that effectively changes control of Borrower from current ownership. ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. GUARANTEES. Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. JUDGMENT ENTERED. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire any of its capital stock.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including,

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without limitation,  a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. If audited statements are required, all such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank unaudited management-prepared quarterly financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 45 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower and in each case, if audited statements are required, subject to audit and year-end adjustments.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable:
DEPOSIT RELATIONSHIP. Borrower shall maintain its primary depository account with Bank. DEBT SERVICE COVERAGE RATIO. Borrower shall, at all times, maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00, measured annually. "Debt Service Coverage Ratio" shall mean the sum of earnings before interest, taxes, depreciation and amortization (EBITDA) divided by the sum of current maturities of long term debt, subordinated debt, capitalized leases, interest expense and C-Corp. income taxes. LIMITATION ON DEBT. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, except for trade debt incurred in the ordinary course of business, without prior consent of Bank.

BORROWING BASE. "Borrowing Base" means 70.00% of the net amount of Eligible Accounts, less the amount of any Reserves required by Bank. "Eligible Account" means an account receivable not more than 60 days from the date of the original invoice that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States; (e) the account debtor is not an Affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than 30% of the original invoices owing Borrower by the account debtor are more than 60 days from the date of the original invoice; (g) the account is not bonded; (h) the account is not classified as unbilled or pre-billed (deferred revenue) or unapplied cash (credit balance); and (i) the account is not subject to any lien prior to the lien of Bank. "Reserves" means such amounts as may be required by Bank, at any time and from time to time without prior notice to Borrower, which Bank deems to be adequate to reserve against outstanding letters of credit, outstanding banker's acceptances, Borrower's obligations to Bank or its affiliates or any guaranties or other contingent debts of Borrower.

REQUIRED REPORTS. Borrower shall certify to Bank by the 10th day of each month, the amount of Eligible Accounts as of the first day of each month, on forms required by Bank, together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Borrower's normal business hours, enter upon any business premises of Borrower and audit Borrower's accounts. Bank's determination of the amount of Eligible Accounts shall at all times be indisputable and deemed correct. Borrower, at all times, shall cooperate with Bank by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

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CONDITIONS PRECEDENT.  The obligations of Bank to make the loan and any advances and to issue any Letters of Credit pursuant to this Agreement are subject to the following conditions precedent: LETTER OF CREDIT DOCUMENTS. Receipt by Bank of all documents required by Bank in connection with Letters of Credit, including without limitation, applications therefor, all in form satisfactory to Bank. ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.


                        Bio-Imaging Technologies Inc.


                        By: /s/ Mark L. Weinstein
                           ------------------------------------(SEAL)
                           Mark L. Weinstein, President


                        Wachovia Bank, National Association


                        By: /s/ Stephanie Hanlon
                           ------------------------------------(SEAL)
                           Stephanie Hanlon, Vice President






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                                    EXHIBIT A

                             NON-DEFAULT CERTIFICATE

In accordance with the terms of the Loan Documents dated April 30, 2002 by and between Wachovia Bank, National Association and Bio-imaging Technologies, Inc. ("Borrower"), I hereby certify that:

1.   I am a principal financial officer of Borrower;

2. The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3. No Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred.

4. Borrower is in compliance with the Financial Covenant(s) set forth in the Loan Documents, as demonstrated by the calculations contained in the Covenant Compliance Certificate attached hereto as Schedule 1.


 /s/ Mark L. Weinstein
-------------------------------
Name: Mark L. Weinstein
Title: President